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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [ ] Definitive proxy statement.

     [x] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                      Illinois Superconductor Corporation
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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         ILLINOIS                            News
[LOGO]   SUPERCONDUCTOR
         CORPORATION                               RELEASE

FOR IMMEDIATE RELEASE                       CONTACT:  Maureen Murnane
                                            PHONE:    847-391-9426
                                            INTERNET: www.ir@ilsc.com

             ILLINOIS SUPERCONDUCTOR MEETING RESCHEDULED TO JUNE 30;
                SHAREHOLDER CONFERENCE CALL SCHEDULED FOR JUNE 13

         Mt. Prospect, IL (June 6, 2000) - Illinois Superconductor Corporation (OTC Bulletin Board: ISCO) announced today that its annual stockholders' meeting has been rescheduled to June 30, 2000. The record date for determining stockholders entitled to vote at the meeting has been reset to June 6, 2000. The Company will shortly mail updated proxy material to stockholders, including information concerning the Company's proposed acquisition of Spectral Solutions, Inc. (SSI).

         Dr. George Calhoun, ISC's Chief Executive Officer, said: "We have reset the record date in light of the significant event represented by our decision to acquire SSI, a superconducting filter company with expertise in thin film and tower-mounted applications. As well, nearly two months has passed since the original record date, April 10, and we have seen unusually heavy trading in the interim. Many stockholders as of that date no longer hold an interest in the Company, so they have no incentive to vote. And investors who have come into our stock after April 10 could not vote on the important proposals requiring stockholder attention. As a result, while the proxies submitted to date have been solidly supportive of the proposals, attracting proxies for a majority of the outstanding shares has been unusually time-consuming and expensive. We felt that the sensible and fair solution was to reset the record date to June 6, 2000, so that a more-current shareholder list could be used to solicit votes.

         "For stockholders who have not changed share ownership or brokerage accounts between the original and the revised record dates, their previously submitted and unrevoked proxy cards should still be effective. We do nonetheless encourage all stockholders to submit the new proxy cards when they arrive next week as an extra precaution to make sure that their votes are counted. Brokers do not have the discretion to vote shares on two of the proposals without receiving specific instructions from their customers, so shareholders are urged to submit proxies as soon as possible."

         In connection with this proxy solicitation, Dr. Calhoun will be hosting a conference call for stockholders on Tuesday, June 13, at 10:00 a.m. Eastern time. The call-in number will be 800-260-0719 (calling from the U.S.) or 612-332-0226 (calling from outside the U.S.); ask for the "ISC Conference Call." The call will also be

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simultaneously broadcast via the internet, accessible from ilsc.com. A recording of the conference call will be available for replay for 30 days at 800-475-6701 (calling from the U.S.) or 320-365-3844 (calling from outside the U.S.), access code 522312.

         Stockholders who have questions about the annual meeting or would like additional copies of the proxy materials or the proxy card should contact the Company's proxy solicitor:

                            MACKENZIE PARTNERS, INC.
                                156 Fifth Avenue
                            New York, New York 10010
                          By telephone: (212) 929-5500
                          By facsimile: (212) 929-0308
                     By email: proxy@mackenziepartners.com
                                       or
                         Call toll free: (800) 322-2885

Illinois Superconductor Corporation is a leader in the commercialization of high temperature superconducting technology for the wireless telecommunications industry. The Company develops, manufactures and markets radio frequency (RF) products to enhance the quality and capacity of cellular telephone, personal communications services and other wireless telecommunications services. More information about Illinois Superconductor Corporation is available on the Company's internet web site at http://www.ilsc.com.

Statements contained in this news release that are not historical facts are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties, and contingencies, which could cause the Company's actual results, performance or achievements for 2000 and beyond to differ materially from those expressed in, or implied by, such statements. These important factors include, without limitation, the failure of the SSI transaction to close, the ability to integrate SSI's and ISC's businesses in the event that the SSI transaction is completed, the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; the degree to which the Company is leveraged and restrictions imposed on the Company under its existing debt instruments which may adversely affect the Company's ability to finance its future operations, uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; the adverse effects on liquidity of the Company's common stock because of its de-listing from the NASDAQ National Market in June 1999; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; and the effects of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999. The Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.